UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 1, 2013

Cogent Communications Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31227	52-2337274
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1015 31st St. NW, Washington, District of Columbia		20007
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-295-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2013, Ernest Ortega, age 48, joined Cogent as Vice President and Chief Revenue Officer. Prior to joining Cogent, Mr. Ortega served as Executive Vice President of Sales and Marketing at XO Communications where he had previously served as President of Carrier Sales from 2004 until 2011 and as Vice President of national accounts from 1999 until 2003.

Mr. Ortega will receive a salary of $300,000 per year and be eligible for certain performance based commissions. Mr. Ortega will receive a grant of 40,000 shares of restricted stock. Under certain circumstances following a separation of service, Mr. Ortega will be entitled to receive three months salary and continued employee benefits. The restricted stock grant and the severance agreement are attachment as exhibits hereto.

A copy of the press release announcing the hiring of Mr. Ortega is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit
Number Description

10.1 Ernest Ortega Severance Agreement with Cogent Communications Group, Inc., filed herewith.
10.2 Restricted Stock Award to Ernest Ortega, filed herewith.
99.1 Press Release Dated August 1, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogent Communications Group, Inc.

August 1, 2013	By:	David Schaeffer

Name: David Schaeffer
Title: Chairman, President & Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Ernest Ortega Severance Agreement with Cogent Communications Group, Inc., filed herewith.
10.2	Restricted Stock Award to Ernest Ortega, filed herewith.
99.1	Press Release Dated August 1, 2013.